UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 18, 2007

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the annual meeting of stockholders of Citrix Systems, Inc. (the “Company”) held on October 18, 2007, the Company’s stockholders approved an amendment to the Citrix Systems, Inc. 2005 Equity Incentive Plan (the “2005 Plan”) to (i) increase the aggregate number of shares of the Company’s common stock authorized for issuance under the 2005 Plan by an additional 5,400,000 and (ii) increase the aggregate number of shares of the Company’s common stock issuable pursuant to restricted stock, restricted stock units, performance units or stock grants under the 2005 Plan by an additional 1,000,000 shares of the Company’s common stock. The Company’s executive officers and directors are eligible to receive awards under the 2005 Plan, including stock options and restricted stock units, in accordance with the terms and conditions of the 2005 Plan.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Second Amendment to Citrix Systems, Inc. 2005 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrix Systems, Inc.

Dated: October 18, 2007	By:	/s/ David J. Henshall
	Name:	David J. Henshall
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Second Amendment to Citrix Systems, Inc. 2005 Equity Incentive Plan